Exhibit 10.13

COMMUTATION AND RELEASE AGREEMENT

This Commutation and Release Agreement (hereinafter called "Commutation") is entered into by and between COAST NATIONAL INSURANCE COMPANY, a California corporation, SECURITY NATIONAL INSURANCE COMPANY, a Florida corporation, BRISTOL WEST INSURANCE COMPANY of Philadelphia, Pennsylvania and BRISTOL WEST CASUALTY INSURANCE COMPANY OF Independence, Ohio (hereinafter and thereinafter collectively referred to as "Company") and INTER-OCEAN REINSURANCE (IRELAND) LIMITED, of Dublin, Ireland (hereinafter and thereinafter referred to as "Reinsurer").

WHEREAS, the Reinsurer and the Company have entered into an Aggregate Excess of Loss Reinsurance Agreement (hereinafter called the "Reinsurance Agreement") under which the Company ceded business and the Reinsurer accepted such business;

WHEREAS, Reinsurer and Company desire to fully and finally settle and commute, effective March 18, 2004 all rights, obligations and liabilities, known and unknown, of each other with respect to the Reinsurer's Participation under the Reinsurance Agreement;

NOW, THEREFORE, in order to effect said commutation and mutual release, the parties hereto agree to the following terms and conditions:

1.
In consideration of the payment by the Reinsurer to the Company of $10,640,753.91 that which shall be paid by the Reinsurer on March 18, 2004 by wire transfer, and upon receipt by the Company of a signed copy of this Commutation, a mutual release of each party to the other, as of March 18, 2004, shall be effected in accordance with paragraphs A and B below:

A.
The Company does hereby agree to release and discharge the Reinsurer, its affiliates, officers directors an shareholders, and their heirs, executors, administrators, successors and assigns from all adjustments, obligations, offsets, liability for payment of interest, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, all whether known or unknown, which the Company and the Company's successors and assigns ever had, now have or hereafter may have against the Reinsurer, or any of them, arising out of the Reinsurance Agreement.

B.
The Reinsurer, in consideration of Company's execution of this Agreement, does hereby release and discharge the Company, it's officers, directors an shareholders, and their heirs, executors, administrators, successors and assigns from all adjustments, obligations, offsets, liability for payment of interest, actions, causes of action, suits, debts, sums of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, all whether known or unknown, which the Company and the Company's successors and assigns ever had, now have or hereafter may have against the Reinsurer, or any of them, arising out of the Reinsurance Agreement.

2.	The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon any and all predecessors, successors, liquidators, receivers or assigns of the parties hereto.

3.
The parties hereto expressly warrant and represent that they are corporations in good standing in their respective places of domicile, that the execution of this Commutation is fully authorized by each of them and that the person or persons executing this Commutation have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Commutation or any part thereof void, voidable, or unenforceable, that no authorization, consent or approval of any government entity is required to make this Commutation valid and binding upon them; and that no claim or loss being paid or settled under this Commutation has been previously assigned, sold or transferred to any other person or entity.

4.	This Commutation shall be interpreted under and governed by the laws of the State of New York, U.S.A.

5.
Each party hereto has had the opportunity to negotiate the terms hereof and modify the draftsmanship of this Commutation. Therefore, the terms of this Commutation shall be considered and interpreted without any presumption, inference or rule requiring construction or interpretation of any provision of this Commutation against the interest of the drafter of this Commutation.

6.
This Commutation contains the entire agreement between the parties as respects the subject matter. All discussions and agreements previously entertained between the parties concerning the subject matter of the Commutation are merged into this Commutation. This commutation may not be modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by duly authorized officers of the parties hereto.

IN WITNESS WHEREOF the parties hereto have caused this Commutation to be executed in quadruplicate by their duly authorized representatives.

ACCEPTED:

COAST NATIONAL INSURANCE COMPANY
SECURITY NATIONAL INSURANCE COMPANY
BRISTOL WEST INSURANCE COMPANY
BRISTOL WEST CASUALTY INSURANCE COMPANY

By: /s/ Randy Sutton
Title: Chief Financial Officer
Date: March 16, 2004
Print Name: Randy Sutton
Attested: /s/ Kathleen Mazotas

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

By: /s/ Brian Lehane
Title: authorised signatory
Date: 18th March 2004
Print Name: Brian Lehane
Attested: /s/ Caroline Carroll